                                                                   Exhibit 10.18

                                 LOAN AGREEMENT


                                     between


                              KEY TECHNOLOGY, INC.

                                   as Borrower

                                       and

                                   BANNER BANK

                                    as Lender


                         ------------------------------

                                 August 9, 2002

                         ------------------------------


                             [LOGO OF BANNER BANK]

                                TABLE OF CONTENTS

                                                                                                    PAGE
ARTICLE 1 DEFINITIONS................................................................................ 1
         Section 1.1       Certain Defined Terms..................................................... 1
         Section 1.2       General Principles Applicable to Definitions..............................11
         Section 1.3       Accounting Terms..........................................................12
         Section 1.4       UCC Terms.................................................................12
ARTICLE 2 THE LOANS..................................................................................12
         Section 2.1                The Loans........................................................12
                  (a)      Revolving Credit Line.....................................................12
                  (b)      Term Loan.................................................................12
                  (c)      Reducing Line of Credit...................................................12
         Section 2.2                Manner of Borrowing..............................................12
                  (a)      Revolving Credit Line and Reducing Non-Revolving Loans....................12
                  (b)      Term Loan.................................................................13
         Section 2.3                Repayment of Principal...........................................13
                  (a)      Revolving Credit Line.....................................................13
                  (b)      Term Loan.................................................................13
                  (c)      Reducing Non-Revolving Loans..............................................13
         Section 2.4                Interest on Loans................................................14
                  (a)      General Provisions........................................................14
                  (b)      Applicable Days for Computation of Interest...............................14
                  (c)      Compensation for Increased Costs..........................................14
         Section 2.5                Notes; Recordation of Loans......................................15
                  (a)      Notes.....................................................................15
                  (b)      Recordation of Loans......................................................15
         Section 2.6                Manner of Payments...............................................15
                  (a)      Form and Place of Payment.................................................15
                  (b)      Authorization to Charge Borrower's Account................................15
                  (c)      Non-Business Days.........................................................16
         Section 2.7                Prepayments......................................................16
         Section 2.8                Application of Payments..........................................16
                  (a)      Payments Before Default...................................................16
                  (b)      Payments After Default....................................................16
         Section 2.9                Loan Fees........................................................16
                  (a)      Upfront Commitment Fees...................................................16
                  (b)      Additional Loan Fees......................................................17
ARTICLE 3 CONDITIONS TO LENDING......................................................................17
         Section 3.1                Conditions to Initial Loan.......................................17
                  (a)      Loan Documents............................................................17
                  (b)      Borrower Authority........................................................17
                  (c)      Certificate...............................................................17
                  (d)      Loan Fees.................................................................17
                  (e)      Evidence of Security......................................................17

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
                  (f)      Existing Credit Agreement.................................................17
                  (g)      Borrowing Base Certificate................................................18
                  (h)      Field Audit Report........................................................18
                  (i)      Evidence of Insurance.....................................................18
                  (j)      Consents..................................................................18
         Section 3.2                Conditions to All Loans..........................................18
                  (a)      Prior Conditions..........................................................18
                  (b)      Notice of Borrowing.......................................................18
                  (c)      Loan Fees.................................................................18
                  (d)      No Default................................................................18
                  (e)      Other Information.........................................................18
ARTICLE 4 REPRESENTATIONS AND WARRANTIES.............................................................18
         Section 4.1           Existence and Power...................................................19
         Section 4.2           Authorization.........................................................19
         Section 4.3           Government Approvals, Etc.............................................19
         Section 4.4           Binding Obligations, Etc..............................................19
         Section 4.5           Litigation............................................................19
         Section 4.6           Financial Condition...................................................20
         Section 4.7           Title and Liens.......................................................20
         Section 4.8           Intellectual Property.................................................20
         Section 4.9           Environmental Laws, Etc...............................................20
         Section 4.10            Taxes...............................................................21
         Section 4.11            Other Agreements....................................................21
         Section 4.12            Labor Matters.......................................................21
         Section 4.13            Federal Reserve Regulations.........................................21
         Section 4.14            ERISA...............................................................22
         Section 4.15            Subsidiaries........................................................22
         Section 4.16            Not Investment Company, Etc.........................................22
         Section 4.17            Representations as a Whole..........................................23
ARTICLE 5 AFFIRMATIVE COVENANTS......................................................................23
         Section 5.1           Use of Proceeds.......................................................23
         Section 5.2           Payment...............................................................23
         Section 5.3           Preservation of Corporate Existence, Etc..............................23
         Section 5.4           Visitation Rights.....................................................23
         Section 5.5           Keeping of Books and Records..........................................24
         Section 5.6           Maintenance of Property, Etc..........................................24
         Section 5.7           Compliance With Laws, Etc.............................................24
         Section 5.8           Other Obligations.....................................................24
         Section 5.9           Insurance.............................................................24
         Section 5.10            Borrower Financial Information......................................25
                  (a)      Annual Audited Financial Statements.......................................25
                  (b)      Monthly Unaudited Financial Statements....................................25
                  (c)      Monthly Compliance Certificates...........................................25
                  (d)      Reports to Stockholders...................................................25
                  (e)      Other.....................................................................25

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

         Section 5.11            Collateral Information..............................................25
         Section 5.12            Notification........................................................25
         Section 5.13            Payment of Expenses.................................................26
         Section 5.14            Additional Payments; Additional Acts................................26
         Section 5.15            Financial Covenants.................................................27
                  (a)      Debt to Tangible Net Worth Ratio..........................................27
                  (b)      NCAO to Debt Service Ratio................................................27
                  (c)      Minimum Tangible Net Worth................................................27
                  (d)      Minimum Net Income........................................................27
                  (e)      Minimum Working Capital...................................................27
ARTICLE 6 NEGATIVE COVENANTS.........................................................................28
         Section 6.1           Dividends.............................................................28
         Section 6.2           Liquidation, Merger, Sale of Assets...................................28
         Section 6.3           Indebtedness..........................................................28
         Section 6.4           Guaranties, Etc.......................................................29
         Section 6.5           Liens.................................................................29
         Section 6.6           Investments...........................................................29
         Section 6.7           Operations............................................................29
         Section 6.8           ERISA Compliance......................................................29
         Section 6.9           Accounting Change.....................................................30
ARTICLE 7 EVENTS OF DEFAULT..........................................................................30
         Section 7.1             Events of Default...................................................30
                  (a)      Payment Default...........................................................30
                  (b)      Breach of Warranty........................................................30
                  (c)      Breach of Certain Covenants...............................................30
                  (d)      Breach of Other Covenants.................................................30
                  (e)      Extraordinary Situation...................................................30
                  (f)      Cross-default.............................................................30
                  (g)      Involuntary Bankruptcy, Etc...............................................31
                  (h)      Voluntary Bankruptcy, Etc.................................................31
                  (i)      Judgment..................................................................31
                  (j)      ERISA.....................................................................31
                  (k)      Change in Ownership or Control............................................32
                  (l)      Condemnation..............................................................32
                  (m)      Governmental Approvals....................................................32
                  (n)      Other Government Action...................................................32
                  (o)      Failure of Security.......................................................32
                  (p)      Invalidity of Loan Documents..............................................32
         Section 7.2           Consequences of Default...............................................33
ARTICLE 8 MISCELLANEOUS..............................................................................33
         Section 8.1           No Waiver; Remedies Cumulative........................................33
         Section 8.2           Governing Law.........................................................33
         Section 8.3           Consent to Jurisdiction...............................................33
         Section 8.4           Waiver of Jury Trial..................................................34
         Section 8.5           Notices...............................................................34

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
         Section 8.6           Borrower's Indemnity..................................................35
         Section 8.7           Assignment............................................................35
         Section 8.8           Severability..........................................................35
         Section 8.9           Survival..............................................................35
         Section 8.10          Executed in Counterparts..............................................35
         Section 8.11          Conditions Not Fulfilled..............................................36
         Section 8.12          Entire Agreement; Amendment, Etc......................................36
         Section 8.13          Construction..........................................................36
         Section 8.14          Oral Agreements Not Enforceable.......................................36

SCHEDULES

Schedule 1 -   Litigation
Schedule 2 -   Liens
Schedule 3 -   Intellectual Property Matters
Schedule 4 -   Environmental Matters
Schedule 5 -   Subsidiaries
Schedule 6 -   Indebtedness

EXHIBITS

Exhibit A-1 -  Revolving Note
Exhibit A-2 -  Term Note
Exhibit A-3 -  Reducing Non-Revolving Note
Exhibit B   -  Security Agreement

                                       iv

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                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made as of the 9th day of August, 2002, by and between KEY TECHNOLOGY, INC., an Oregon corporation (the "Borrower"), and BANNER BANK, a Washington banking corporation (the "Lender").

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

     "Affiliate" means any Person who, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "Agreement" means this Loan Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time.

     "Borrower" means Key Technology, Inc., an Oregon corporation, and any Successor.

     "Borrowing Base" means, at any time, an amount equal to the sum of (a) eighty percent (80%) of the Net Amount of Eligible Accounts Receivable, plus (b) fifty percent (50%) of the Eligible Inventory.

     "Borrowing Base Certificate" means a certificate in a form acceptable to Lender.

     "Business Day" means any day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Walla Walla, Washington.

     "BV Credit Facility" means the credit facility made available by ABN AMRO Bank N.V. to Key Technology BV, a wholly-owned Subsidiary of Borrower, comprised of a revolving line of credit and a term loan, secured in each case by the assets and properties of Key Technology BV.

     "Capital Leases" means for any Person, all obligations of such Person under leases which shall have been, or in accordance with GAAP, should be recorded as capital leases.

     "Cash Equivalents" means for any Person, (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rate of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia having

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combined capital and surplus of not less than One Hundred Million Dollars
($100,000,000); (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof and demand deposits with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of One Hundred Thousand Dollars ($100,000) or the maximum amount of insurance applicable to the aggregate amount of such Person's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protector Corporation investing only in obligations described in clauses (i) through (iv) above.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means the property in which the Security Documents create or purport to create a security interest or other lien in favor of Lender.

     "Commitment" means Lender's obligation to make Revolving Loans and Reducing Non-Revolving Loans.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

     "Current Balance Sheet" has the meaning given in Section 4.6.

     "Default" means any event which but for the passage of time, the giving of notice, or both would be an Event of Default.

     "Eligible Accounts Receivable" shall mean Accounts created by Borrower which are and continue to satisfy the criteria set forth below:

          (a) such Accounts arise from the bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them; provided, however, that such of those Accounts that (i) satisfy each of the eligibility criteria set forth in this definition other than this clause and (ii) have a due date more than thirty (30) days and not more than one hundred eighty (180) days after the date of the original invoice pursuant to an agreement satisfactory to Lender in its reasonable discretion, shall be deemed eligible notwithstanding this clause for the period commencing thirty (30) days prior to their due date and ending ninety days (90) days thereafter; provided, further, that the aggregate amount of all such Accounts deemed eligible notwithstanding this clause shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000) at any time;

          (c) such Accounts with payment terms less than thirty (30) days after the date of the original invoice do not remain unpaid for more than sixty
     (60) days after the date of the original invoice; provided, however, that such of those Accounts that satisfy each of the eligibility criteria set forth in this definition other than this clause shall be deemed

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     eligible notwithstanding this clause until such Accounts remain unpaid for more than ninety (90) days after the date of the original invoice; provided, further, that the aggregate of all such Accounts deemed eligible notwithstanding this clause shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States or Canada, or, at Lender's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in U.S. Dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if applicable, Borrower has complied with the terms of Section 7(d) of the Security Agreement, or
     (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

          (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts;

          (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectibility of such Accounts or reduce the amount payable or delay payment thereunder;

          (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (j) such Accounts are owed by account debtors that are not (i) an Affiliate of Borrower or any Subsidiary, (ii) a director, officer, employee of Borrower or any Subsidiary or (iii) a Person that owns five percent (5%) or more of the capital stock of Borrower or any Subsidiary;

          (k) the account debtors with respect to such Accounts are not any foreign government, the United States, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's

                                        3

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     request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

          (l) such Accounts of a single account debtor or its Affiliates do not constitute more than twenty-five percent (25%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (m) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them, whichever is earlier, which constitute more than fifteen percent (15%) of the total Accounts of such account debtor; and

          (n) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender in its reasonable discretion.

     "Eligible Inventory" means Inventory, valued at the lower of cost or market, that constitutes raw materials, work in process or finished goods held for resale in the ordinary course of the business of Borrower and satisfy the criteria set forth below:

          (a) such Inventory is located in the United States at premises located and owned and controlled by Borrower or a Subsidiary, except if Lender shall have received an agreement in writing from the Person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such Person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;

          (b) such Inventory is subject to the first priority, valid and perfected security interest of Lender and is not subject to a security interest or lien in favor of any other Person, except those permitted in this Agreement; and

          (c) such Inventory does not constitute (i) bill and hold goods, (ii) service or warranty work booked as inventory, (iii) unserviceable, obsolete or slow moving Inventory, (iv) returned, damaged and/or defective Inventory or (v) Inventory purchased or sold on consignment.

     "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, and requirements, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup, including without limitation (i) the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), (ii) the Federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.), (iii) the Federal Hazardous Materials Transportation Control Act (49 U.S.C. Section 1801, et seq.), (iv) the Federal Clean Air Act (42 U.S.C. Section 7401, et seq.), (v) the Federal Water Pollution Control Act, Federal Clean Water Act (33 U.S.C. Section 1251, et seq.), (vi) the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act (7 U.S.C. Section 136, et seq.),
(vii) the Federal Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), (viii) the Federal Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.), (ix) the Washington Model Toxics Control Act (RCW 70.105(d), et

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seq.), (x) the Washington Underground Petroleum Storage Tanks Act (RCW Chapter
70.148, et seq.), (xi) Washington Water Pollution Control Act (RCW 90.48, et seq.), (xii) Washington Oil and Hazardous Substance Spill Prevention and Response Act, (RCW 90.56, et seq.), (xiii) Washington Clean Air Act (RCW 70.94, et seq.), (xiv) Washington Hazardous Waste Management Act (RCW 70.105, et seq.),
(xv) State Environmental Policy Act (RCW 43.21C, et seq.), (xvi) Pollution Disclosure Act of 1971 (RCW 90.52, et seq.), (xvii) Hazardous Substances, Radiation Sources (ORS Sections 453.01, et seq.), (xviii) Solid Waste Control (ORS Sections 459.005, et seq.), (xix) Hazardous Waste and Hazardous Materials I (ORS Sections 465.003, et seq.), (xx) Hazardous Waste and Hazardous Materials II (ORS Sections 466.005, et seq.), (xxi) Air Quality (ORS Sections 468A.005, et seq.), (xxii) Water Quality (ORS Sections 468B.005, et seq.), (xxiii) Oregon Drinking Water Quality Act (ORS Sections 448.115, et seq.) and (xxiv) Ground Water Act of 1955, ORS Sections 537.505, et seq.), all as now or hereafter amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" has the meaning given in Section 7.1.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of January 10, 2002 between Borrower and U.S. Bank National Association.

     "Financial Transaction Liability" means (i) any overdraft on any account maintained by Borrower or any Subsidiary with Lender, (ii) liabilities owing by Borrower or any Subsidiary to Lender with respect to bank card services and
(iii) liabilities incurred by Lender as a result of Automated Clearing House transactions for the account of Borrower or any Subsidiary.

     "GAAP" shall have the meaning given in Section 1.3.

     "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

     "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

     "Hazardous Substances" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar terms, by any federal, state or local environmental statute, regulation or ordinance presently in effect, including but not limited to the Environmental Laws.

     "Indebtedness" means, for any Person, without duplication:

          (a) all indebtedness for borrowed money;

          (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than indebtedness or liability for borrowed money deferred for a period of more than six months from the date of incurrence or trade payables entered into in the ordinary course of business on ordinary terms);


          (c) all non-contingent reimbursement or payment obligations with respect to letters of credit, bankers acceptances, surety bonds and similar instruments;

          (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

          (e) the net obligations of such Person under an interest rate swap agreement or similar rate swap master agreement in an amount equal to (i) if such swap agreement has been closed out, the termination value thereof, or (ii) if such swap agreement has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such swap agreement;

          (f) all indebtedness created or arising under any conditional sale or other title retention agreement (excluding any operating lease), or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

          (g) all obligations with respect to Capital Leases or Synthetic
     Leases;

          (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

          (i) all liabilities in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above for which such Person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such Person otherwise assures a creditor against loss.

     For purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture formed as a partnership where such Person is a general partner or is otherwise liable for the Indebtedness of such partnership or joint venture, unless such Indebtedness is expressly made non-recourse to such Person and except for customary exceptions acceptable to Lender.

     "Intellectual Property" means, as to any Person, all of the following:

          (a) all trademarks, service marks, designs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers owned or used by such Person in its business or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and pending applications in the United States Patent and Trademark Office, any State of the United

     States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof;

          (b) all letters patent of the United States or any other country or any political subdivision thereof, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country owned by such Persons, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the equivalent thereof in any similar offices in any other country, and all reissues, continuations, divisions, continuations-inpart, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;

          (c) all computer programs, computer data bases, other computer software, trade secrets, trade secret rights, ideas, drawings, designs, schematics, algorithms, writings, techniques, processes and formulas owned or used by such Person in its business; and

          (d) all copyright rights of such Person in any work subject to the copyright laws of the United States, any state thereof or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, whether as author, assignee, transferee or otherwise, and all registrations and applications for registration of any such copyright in the United States, any state thereof or any other country or any political subdivision thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or in any similar offices in any other country.

     "Lender" means Banner Bank, a Washington banking corporation, and its Successors.

     "Lien" means, for any Person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

     "Loan Documents" means, collectively, this Agreement, the Notes and the Security Documents, as any thereof shall be amended, restated, supplemented or otherwise modified from time to time and all other certificates, instruments and other documents executed by Borrower in connection with this Agreement or the transactions contemplated hereby.

     "Loans" means, collectively, the Revolving Loans, the Term Loan and the Reducing Non-Revolving Loans, and "Loan" means any Revolving Loan, the Term Loan and any Reducing Non-Revolving Loan.

     "Long Term Debt" means, for any Person, as of any date of determination, all Indebtedness (including the current portion thereof) of such Person properly classified as long-term debt in accordance with GAAP, including, without limitation, (i) all Indebtedness which by its terms matures more than one year from the date of creation and (ii) all obligations with respect to Capital Leases or Synthetic Leases.

     "NCAO" means, for any Person, for any period, net income (or net loss) excluding extraordinary or nonrecurring gains and losses and taxes associated therewith, plus depreciation

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and amortization deducted in determining such net income (or net loss) for such period, less the amount, if any, by which each of accounts receivable, inventory and prepaid expenses increased during such period, plus the amount, if any, by which each of accounts receivable, inventory and prepaid expenses decreased during such period, less the amount, if any, by which each of accounts payable, accrued expenses, interest payable, income taxes payable and deferred taxes payable decreased during such period, plus the amount, if any, by which each of accounts payable, accrued expenses, interest payable, income taxes payable and deferred taxes payable increased during such period, in each case determined on a consolidated basis in accordance with GAAP for such period.

     "Net Amount of Eligible Accounts" means the gross amount of Eligible Accounts less (i) sales, excise or similar taxes included in the amount thereof and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     "Note" and "Notes" have the meanings given in Section 2.5(a).

     "Notice of Borrowing" means a request for a Loan from Borrower delivered to Lender in the manner, at the time and containing the information required under
Section 2.2(a).

     "Officer's Certificate" means a certificate executed and delivered on behalf of Borrower by a Responsible Officer.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by Borrower or a member of a Controlled Group.

     "Permitted Liens" means: (i) Liens securing Taxes which are not delinquent or which remain payable without penalty (excluding any Liens imposed pursuant to any of the provisions of ERISA) or the validity or amount of which is being contested in good faith by appropriate proceedings, so long as (A) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (B) in the case of a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such Taxes; (ii) Liens imposed by law (such as mechanics', processor's, materialmen's, carriers', warehousemen's and landlord's liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings, so long as
(A) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (B) in the case of a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy the obligation secured by such Lien; (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings, so long as
(A) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (B) in the case of a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy the obligation secured by such Lien; (iv) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money) and customary deposits granted in the ordinary course of business under operating leases; (iv) Liens securing surety, indemnity, performance, appeal and release bonds; (v) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC in favor of banks or other financial institutions where Borrower or any Subsidiary maintains deposits in the ordinary course of business; (vi) Liens constituting encumbrances in the nature of zoning restrictions, condemnations, easements, encroachments, covenants, rights of way, minor defects, irregularities and rights or restrictions of record on the title or use of real property, which, in the reasonable judgment of Lender, do not materially detract from the value of such property or materially impair the use thereof in the business of Borrower or any Subsidiary; and (vii) judgment Liens that have been bonded or execution thereon stayed pending appeal.

     "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint stock company, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision of any government.

     "Plan" means, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by Borrower or any member of a Controlled Group for employees of Borrower or any member of a Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     "Prime Rate" means, on any day, the prime rate as published in The Wall Street Journal in its "Money Rates" section (or if The Wall Street Journal shall cease to be published or to publish such rates, in such other nationally recognized publication as Lender may, from time to time, specify) on such day, or if The Wall Street Journal is not published on such day, on the last day before such day on which The Wall Street Journal is published, whether or not such rate is actually ever charged or paid by any Person. Any change in the Prime Rate shall take effect on the day such change is published in The Wall Street Journal.

     "Purchase Money Lien" means a Lien securing Indebtedness incurred in connection with the acquisition of fixed or capital assets acquired after the date of this Agreement so long as (i) such Lien shall attach only to the property to be acquired, (ii) a description shall have been furnished to Lender for any item or group of items acquired in a single transaction or in a series of related transactions for which the purchase price is greater than Two Hundred Fifty Thousand Dollars ($250,000), and (iii) the Indebtedness incurred shall not exceed the purchase price of the item or items of fixed or capital assets purchased.

     "Responsible Officer" means any of the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of Borrower.

     "Reducing Non-Revolving Commitment Period" has the meaning given in Section 2.1(c).

     "Reducing Non-Revolving Commitment Amount" means (i) for the period commencing the date hereof and ending October 31, 2002, Four Million Dollars ($4,000,000), (ii) for the period commencing November 1, 2002 and ending January 31, 2003, an amount equal to Four Million Dollars ($4,000,000) less One Million Dollars ($1,000,000) or fifty percent (50%) of the cumulative NCAO of Borrower for all months ended after June 30, 2002, whichever is greater, (iii) for the period commencing February 1, 2003 and ending April 30, 2003, an amount equal to Four Million Dollars ($4,000,000) less Two Million Dollars ($2,000,000) or fifty percent (50%) of the cumulative NCAO of Borrower for all months ended after June 30, 2002, whichever is greater and (iv) for the period commencing May 1, 2003 and ending July 31, 2003, an amount equal to Four Million Dollars ($4,000,000) less Three Million Dollars ($3,000,000) or fifty percent (50%) of the cumulative NCAO of Borrower for all months ended after June 30, 2002, whichever is greater.

     "Reducing Non-Revolving Loans" has the meaning given in Section 2.1(c).

     "Reducing Non-Revolving Maturity Date" means July 31, 2003.

     "Revolving Commitment Amount" means Ten Million Dollars ($10,000,000).

     "Revolving Commitment Period" has the meaning given in Section 2.1(a).

     "Revolving Loans" has the meaning given in Section 2.1(a).

     "Revolving Maturity Date" means July 31, 2003.

     "Revolving Note" has the meaning given in Section 2.5(a).

     "Security Agreement" means that certain Security Agreement of even date herewith executed by Borrower in favor of Lender substantially in the form of Exhibit B attached hereto, as such security agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Security Documents" means (i) the Security Agreement, (ii) all financing statements, fixture filings, landlord waivers and notices of security interests filed in connection with the Security Agreement, and (iii) all other documents and instruments executed by Borrower or any Subsidiary in connection therewith.

     "Subsidiary" means, for any Person, any corporation directly or indirectly controlled by such Person. For the purposes of this definition, "controlled by" shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management or policies of such Subsidiary, whether through the ownership of voting securities, by contract, or otherwise. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower.

     "Successor" means, for any corporation, partnership or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor, or by conversion to another type of legal entity, or by continuation after and the occurrence of an event that would otherwise result in termination under applicable law but for such continuation.

     "Synthetic Lease" means (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

     "Tangible Net Worth" means, for any Person, the excess of total assets of such Person over total liabilities of such Person, excluding, however, from the determination of total assets (i) all assets which should be classified as intangible assets, (ii) treasury stock, (iii) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by such Person, and (v) any re-evaluation or other write-up in book value of assets subsequent to the fiscal year of such Person ending immediately prior to the date hereof.

     "Tax" means, for any Person, any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such Person or on any property, revenue, income, or franchise of such Person and any interest or penalty with respect to any of the foregoing.

     "Term Loan" has the meaning given in Section 2.1(b).

     "Term Loan Maturity Date" means July 31, 2007.

     "Term Loan Note" has the meaning given in Section 2.5(a).

     "UCC" shall have the meaning given in Section 1.4.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested non forfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of a Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "United States" and "U.S." each means the United States of America.

     SECTION 1.2 GENERAL PRINCIPLES APPLICABLE TO DEFINITIONS. Definitions given herein shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to Persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to any section, subsection, Schedule or Exhibit shall, unless otherwise indicated, be deemed a reference to sections and subsections within, and Schedules and Exhibits to, this Agreement.

     SECTION 1.3 ACCOUNTING TERMS. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied from and after the date hereof ("GAAP") and as in effect on the date of application.

     SECTION 1.4 UCC TERMS. Except as otherwise provided herein, terms used herein that are defined in the UCC have the meanings given to them in the Uniform Commercial Code (the "UCC") as the same may, from time to time, be in effect in the State of Washington.

                                    ARTICLE 2
                                    THE LOANS

     SECTION 2.1 THE LOANS.

          (a) Revolving Credit Line. Subject to the terms and conditions of this Agreement, Lender agrees during the period from the date this Agreement is executed and delivered by the parties hereto until the Revolving Maturity Date (the "Revolving Commitment Period") to make loans (the "Revolving Loans") requested by Borrower in a Notice of Borrowing given under this Agreement; provided that, after giving effect to any such requested borrowing the aggregate outstanding principal balance of all Revolving Loans will not exceed the lesser of (i) the Borrowing Base or (ii) the Revolving Commitment Amount. The Revolving Loans described in this Section 2.1(a) constitute a revolving credit and up to the Revolving Commitment Amount and during the Revolving Commitment Period, Borrower may pay, prepay and reborrow.

          (b) Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan to Borrower ("Term Loan") on the date hereof in the principal amount of Four Million Dollars ($4,000,000).

          (c) Reducing Line of Credit. Subject to the terms and conditions of this Agreement, Lender agrees during the period from the date this Agreement is executed and delivered by the parties hereto until the Reducing Non-Revolving Maturity Date (the "Reducing Non-Revolving Commitment Period") to make loans (the "Reducing Non-Revolving Loans") requested by Borrower in a Notice of Borrowing given under this Agreement; provided that, after giving effect to any such requested borrowing the aggregate initial principal amount of all Reducing Non-Revolving Loans made hereunder will not exceed the Reducing Non-Revolving Commitment Amount. The Reducing Non-Revolving Loans described in this Section 2.1(c) constitute a reducing non-revolving credit and up to the Reducing Non-Revolving Commitment Amount and during the Reducing Non-Revolving Commitment Period, Borrower may borrow and prepay but not reborrow amounts prepaid.

     SECTION 2.2 MANNER OF BORROWING.

          (a) Revolving Credit Line and Reducing Non-Revolving Loans. For each requested Revolving Loan or Reducing Non-Revolving Loan, Borrower shall give Lender prior notice (a "Notice of Borrowing") specifying the date of a requested borrowing (which must be a Business Day), the amount thereof, and whether such borrowing is a Revolving Loan or Reducing Non-Revolving Loan. A Notice of Borrowing may be in writing or given orally by a

Responsible Officer on the same day it wishes a Revolving Loan or Reducing Non-Revolving Loan to be made; provided that said Notice of Borrowing is received by Lender no later than 2:00 p.m. (Walla Walla time) on the date of the requested borrowing; provided, further, that, any request given orally shall be confirmed by Borrower in a writing or by e-mail delivered to Lender not later than 2:00 p.m. (Walla Walla time) on the date such oral request is made. Each such Notice shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that (a) as of the date of such Notice of Borrowing the statements set forth in Article 4 are true and correct in all material respects (subject to any waivers of the terms thereof then in effect in accordance with the terms of this Agreement); and (b) no Default or Event of Default shall have occurred and is continuing or will result from disbursement of the requested Revolving Loan or Reducing Non-Revolving Loan. Each Revolving Loan or Reducing Non-Revolving Loan requested by Borrower under this Section 2.2(a) shall be in an amount that is an integral multiple of Five Thousand Dollars ($5,000) and not less than Twenty-five Thousand Dollars ($25,000). Upon fulfillment to Lender's satisfaction of the applicable conditions set forth in this Section 2.2(a) and in Article 3, Lender will promptly make such funds available to Borrower by depositing them into an account maintained by Borrower at Lender's main office, Walla Walla, Washington. Notwithstanding the foregoing, the proceeds of the initial Revolving Loan will be made available to Borrower by wire transfer to U.S. Bank National Association for application to Indebtedness of Borrower arising under the Existing Credit Agreement.

          (b) Term Loan. Upon fulfillment to Lender's satisfaction of the applicable conditions set forth in Article 3, Lender will promptly make the proceeds of the Term Loan available to Borrower by, first, by wire transfer to U.S. Bank National Association for application to Indebtedness of Borrower arising under the Existing Credit Agreement, if such Indebtedness has not already been paid, or, to repay Revolving Loans, if such Indebtedness has already been paid, and second, by depositing the remaining proceeds into an account maintained by Borrower at Lender's main office, Walla Walla, Washington.

     SECTION 2.3 REPAYMENT OF PRINCIPAL.

          (a) Revolving Credit Line. On each day that the aggregate outstanding principal balance of all Revolving Loans exceeds the Borrowing Base, Borrower shall repay Revolving Loans in such an amount as is necessary to reduce such aggregate outstanding principal balance to an amount equal to or less than the Borrowing Base. Borrower shall repay to Lender the outstanding principal balance of the Revolving Loans on or before the Revolving Maturity Date.

          (b) Term Loan. Borrower shall repay to Lender the principal amount of Term Loan in consecutive quarterly installments commencing on November 1, 2002 and continuing on the first Business Day of each February, May, August and November thereafter in the amount of Two Hundred Thousand Dollars ($200,000) and shall repay the remaining principal amount of the Term Loan on the Term Loan Maturity Date.

          (c) Reducing Non-Revolving Loans. On each day that the aggregate outstanding principal balance of all Reducing Non-Revolving Loans exceeds the Reducing Non-Revolving Commitment Amount, Borrower shall repay Reducing Non-Revolving Loans in such an amount as is necessary to reduce the aggregate outstanding principal balance of all Reducing Non-Revolving Loans to an amount equal to or less than the Reducing Non-Revolving

Commitment Amount. Borrower shall repay to Lender the principal amount of the Reducing Non-Revolving Loans on or before the Reducing Non-Revolving Maturity Date.

     SECTION 2.4 INTEREST ON LOANS.

          (a) General Provisions. Borrower agrees to pay to Lender interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan shall be due and payable at a per annum rate as follows: (i) for each Revolving Loan and the Term Loan, interest shall accrue at a per annum rate equal to one percent (1%) above the Prime Rate (changing as such Prime Rate changes) and (ii) for each Reducing Non-Revolving Loan, interest shall accrue at a per annum rate equal to two percent (2%) above the Prime Rate (changing as such Prime Rate changes); provided, however, that after the occurrence and during the continuation of an Event of Default, interest shall accrue at a per annum rate as follows: (x) in the case of each Revolving Loan and the Term Loan, equal to three percent (3%) above the Prime Rate (changing as such Prime Rate changes); and (y) in the case of each Reducing Non-Revolving Loan, equal to four percent (4%) above the Prime Rate (changing as such Prime Rate changes). Accrued but unpaid interest on each Revolving Loan and Reducing Non-Revolving Loan shall be paid in arrears on the first Business Day of each calendar month and at the Maturity Date. Accrued but unpaid interest on the Term Loan shall be paid in arrears on the first Business Day of each February, May, August and November and at the Maturity Date. Accrued interest on any Loan shall be payable on demand after the occurrence of an Event of Default.

          (b) Applicable Days for Computation of Interest. Computations of interest on Prime Rate Loans shall be made on the basis of a year of 365/366 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All other computations of interest and all computations of fees shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

          (c) Compensation for Increased Costs. In the event that after the date hereof Lender shall determine in good faith that a change has occured in any applicable law, regulation, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any authority after the date hereof or any change occurs in any condition imposed by any authority on or prior to the date hereof which affects the amount of capital required to be maintained by banks generally or corporations controlling banks and Lender determines the amount by which Lender or any corporation controlling Lender is required to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of Lender's Loans or Commitment hereunder; which, as a result thereof, increases the cost to Lender of making or maintaining the Loans or Commitments hereunder by an amount which Lender in its sole judgment deems material, then and in any such case Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for any increased cost actually incurred by Lender. The demand for payment by Lender shall be delivered to Borrower within a reasonable period after the additional cost is incurred or the amount received is reduced or the subject payment is made, and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated; provided, that Borrower shall in no event be required to compensate Lender pursuant to this Section 2.4(c) for any increased costs or deductions or payments incurred or made by Lender more than ninety (90) days prior to the date Lender notifies Borrower thereof. The statement of Lender as to the additional amounts payable pursuant to this Section 2.4(c) shall be, absent a showing by Borrower of manifest or demonstrable error, conclusive evidence of the amounts due hereunder. The protection of this Section 2.4(c) shall be available to Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof. In the event that Borrower pays Lender the amount necessary to compensate Lender for any charge, deduction or payment incurred or made by Lender as provided in this Section 2.4(c) and such charge, deduction or payment or any part thereof is subsequently returned to Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then Lender shall remit to Borrower the amount paid by Borrower which has actually been returned to Lender (together with any interest actually paid to Lender on such returned amount).

     SECTION 2.5 NOTES; RECORDATION OF LOANS.

          (a) Notes. The Loans made hereunder shall be evidenced by promissory notes of Borrower dated as of the date hereof payable to the order of Lender as follows: (i) the Revolving Loans by a promissory note substantially in the form attached hereto as Exhibit A-1 in the face amount of Ten Million Dollars ($10,000,000) (the "Revolving Note"); (ii) the Term Loan by a promissory note substantially in the form attached hereto as Exhibit A-2 in the face amount of Four Million Dollars ($4,000,000) (the "Term Loan Note"); and (iii) the Reducing Non-Revolving Loans by a promissory note substantially in the form attached hereto as Exhibit A-3 in the face amount of Four Million Dollars ($4,000,000) (the "Reducing Non-Revolving Note"). The Revolving Note, the Term Note and the Reducing Non-Revolving Note are referred to herein each as a "Note" and collectively as the "Notes."

          (b) Recordation of Loans. Lender is hereby authorized to record the date and amount of the Loans it makes, the Prime Rate, and the date and amount of each payment of principal and interest thereon on a schedule annexed to or kept in respect of any Note. Any such recordation by Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder or under any Note.

     SECTION 2.6 MANNER OF PAYMENTS.

          (a) Form and Place of Payment. All payments of principal and interest on any Loan and all other amounts payable hereunder or under any other Loan Document by Borrower to Lender shall be made by paying the same in United States Dollars and in immediately available funds to Lender at its main office, Walla Walla, Washington, not later than 2:00 p.m. (Walla Walla time) on the date on which such payment shall become due. If such payment is received after 2:00 p.m., then it will be deemed received on the next Business Day. All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim.

          (b) Authorization to Charge Borrower's Account. On each date when the payment of any principal, interest or commitment fees are due hereunder or under any Note,

Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Lender (as such account shall be designated by Borrower in a written notice to Lender from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or commitment fees in full. Borrower hereby authorizes Lender (i) to deduct automatically all principal, interest or commitment fees when due hereunder or under the Notes from the Borrower Account, and (ii) if and to the extent any payment under this Agreement or any other Loan Document is not made when due, to deduct automatically any such amount from any or all of the accounts of Borrower maintained with Lender. Lender agrees to provide timely notice to Borrower of any automatic deduction made pursuant to this Section 2.6(b).

          (c) Non-Business Days. Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or commitment fees, as the case may be.

     SECTION 2.7 PREPAYMENTS. The Loans may be repaid at any time without penalty or premium.

     SECTION 2.8 APPLICATION OF PAYMENTS.

          (a) Payments Before Default. Payments made by Borrower in respect of amounts owing by it hereunder or under any other Loan Document shall be applied in the manner directed by Borrower and, in the absence of any such direction, such payments shall be applied first, against fees, expenses and indemnities due hereunder or under any other Loan Document; second, against any interest due on any Revolving Loan, the Term Loan or any Reducing Non-Revolving Loan; third, against any principal of any Term Loan or Reducing Non-Revolving Loan principal then due (in proportion to the amount of principal then due in respect of Term Loan and Reducing Non-Revolving Loans); fourth, against any principal on the Revolving Loans until all Revolving Loans are paid in full; fifth, against any principal on the Reducing Non-Revolving Loans until all Reducing Non-Revolving Loans are paid in full and, thereafter, to Term Loan principal not then due (applied to Borrower's obligations in the inverse order of maturity).

          (b) Payments After Default. Any payments received by Lender by any means and from any source after the occurrence and during the continuation of an Event of Default shall be applied against any Financial Transaction Liability of Borrower and to such portions of Borrower's obligations under the Loan Documents and in such order as Lender may elect in its sole discretion.

     SECTION 2.9 LOAN FEES.

          (a) Upfront Commitment Fees. Borrower agrees to pay to Lender upfront loan commitment fees as follows: (i) One Hundred Thousand Dollars ($100,000) in respect of Lender's commitment to make Revolving Loans; (ii) Forty Thousand Dollars ($40,000) in respect of Lender's commitment to make the Term Loan; and
(iii) Ten Thousand Dollars ($10,000) in respect of Lender's commitment to make Reducing Non-Revolving Loans. The upfront loan commitment fees payable under this subsection (a) shall be deemed fully earned when due and non-refundable when paid.

          (b) Additional Loan Fees. Borrower agrees to pay to Lender upon the disbursement thereof, a loan commitment fee equal to one percent (1.0%) of each requested Reducing Non-Revolving Loan (or portion thereof) if and to the extent that, after giving effect to any such requested Reducing Non-Revolving Loan, the aggregate initial principal amount of all Reducing Non-Revolving Loans made under Section 2.1(c) exceeds One Million Dollars ($1,000,000). The additional loan commitment fees payable under this subsection (b) shall be deemed fully earned when due and non-refundable when paid.

                                    ARTICLE 3
                              CONDITIONS TO LENDING

     SECTION 3.1 CONDITIONS TO INITIAL LOAN. In addition to the conditions set forth in Section 3.2, the obligation of Lender on or after the date of this Agreement to make the initial Loan is subject to fulfillment of the following conditions precedent:

          (a) Loan Documents. The Loan Documents shall have each been duly executed and delivered by the respective parties thereto, and shall be satisfactory to Lender in form and substance.

          (b) Borrower Authority. Lender shall have received, in form and substance satisfactory to it, a certified copy of the Articles of Incorporation and Bylaws of Borrower and certified copies of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with evidence that Borrower is in good standing in the states of Washington and Oregon and evidence of the authority and specimen signatures of the natural persons who have signed this Agreement and who will sign the other Loan Documents on behalf of Borrower and such other evidence of corporate authority as Lender shall reasonably require.

          (c) Certificate. Lender shall have received an Officer's Certificate from Borrower as to the accuracy of Borrower's representations and warranties set forth in Article 4 and as to the absence of any Default or Event of Default.

          (d) Loan Fees. Lender shall have received the loan commitment fees set forth in Section 2.9(a).

          (e) Evidence of Security. Lender shall have received evidence satisfactory to it that the security interests created by the Security Documents have been duly perfected by all such means as Lender may deem necessary or advisable to create a valid and perfected Lien in the Collateral enforceable against all third parties in all jurisdictions of the United States and Canada to secure all obligations of Borrower to Lender under this Agreement or the other Loan Documents. Lender shall have also received such evidence as it may require that its security interests in the Collateral have priority over any and all other security interests or other Liens therein and that the Collateral is free and clear of all Liens, except as expressly permitted by this Agreement.

          (f) Existing Credit Agreement. Lender shall have received evidence satisfactory to it that the Existing Credit Agreement has been or concurrently with the disbursement of the initial Loan is being terminated and all Liens securing obligations under the

Existing Credit Agreement have been or concurrently with the disbursement of the initial Loan are being released.

          (g) Borrowing Base Certificate. Lender shall have received a Borrowing Base Certificate from Borrower calculating the Borrowing Base as of the end of the month immediately preceding the date of this Agreement.

          (h) Field Audit Report. Lender shall have received a field audit report satisfactory to Lender in its sole and absolute discretion with respect to that portion of the Collateral consisting of inventory and accounts.

          (i) Evidence of Insurance. Lender shall have received evidence satisfactory to it that all insurance required by this Agreement or any Security Document is in full force and effect.

          (j) Consents. Lender shall have received evidence reasonably satisfactory to it that Borrower has obtained all consents, permits and Government Approvals from all Persons (including, without limitation, Governmental Authorities) which are parties to or the issuer of any material contract, lease, license or other Government Approval necessary or advisable to permit Lender following any Event of Default, to enjoy the practical realization of the rights and remedies provided in the Security Documents.

     SECTION 3.2 CONDITIONS TO ALL LOANS. The obligation of Lender on or after the date of this Agreement to make any Loan is subject to fulfillment of the following conditions precedent:

          (a) Prior Conditions. All of the conditions set forth in Section 3.1 shall have been satisfied.

          (b) Notice of Borrowing. Lender shall have received a Notice of Borrowing in respect of such Loan.

          (c) Loan Fees. If the requested Loan is a Reducing Non-Revolving Loan, Lender shall have received the loan commitment fees set forth in Section 2.9(b).

          (d) No Default. At the date of the Loan, no Default or Event of Default shall have occurred and be continuing or will have occurred as the result of the making of the Loan; and the statements set forth in Article 4 hereof are true and correct in all material respects (subject to any waivers of the terms thereof then in effect in accordance with the terms of this Agreement) on and as of such date with the same force and effect as if made on and as of such date.

          (e) Other Information. Lender shall have received such other statements, opinions, certificates, documents and information as it may reasonably request in order to satisfy itself that the conditions set forth in this Section 3.2 have been fulfilled.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender as follows:

     SECTION 4.1 EXISTENCE AND POWER. Borrower is a corporation duly incorporated, validly existing under the laws of the State of Oregon. Borrower is duly qualified to do business in the State of Washington and each other jurisdiction where the failure to so qualify would be likely to have a material adverse effect on the business, operations, properties or financial condition of Borrower. Borrower has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform this Agreement and the other Loan Documents.

     SECTION 4.2 AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents and any borrowing hereunder or thereunder have been duly authorized by all necessary corporate action of Borrower, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower, except such as have been obtained (certified copies thereof having been delivered to Lender), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any material indenture, mortgage, contract or other agreement or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, except that the leases listed on Part (b) of Schedule 2 attached hereto restrict Borrower's ability to permit liens or encumbrances on certain items, including, but not limited to, the premises, improvements, and the lease agreement.

     SECTION 4.3 GOVERNMENT APPROVALS, ETC. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower of the Loan Documents or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Lender).

     SECTION 4.4 BINDING OBLIGATIONS, ETC. This Agreement has been duly executed and delivered by Borrower and constitutes, and the other Loan Documents when duly executed and delivered will constitute, the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity.

     SECTION 4.5 LITIGATION. Except as specifically disclosed in Schedule 1 attached hereto, there are no actions, proceedings, investigations, or claims against or affecting Borrower or any Subsidiary now pending before any court, arbitrator, or Governmental Authority (nor to the best of Borrower's knowledge has any thereof been threatened nor does any basis exist therefor) which if determined adversely to Borrower or such Subsidiary would (a) have a material adverse effect on the financial condition or operations of Borrower, or Borrower and its Subsidiaries on a consolidated basis, (b) impair or defeat the Lien of Lender on any of the Collateral or any rights of Borrower therein, or (c) result in a judgment or order against Borrower or any Subsidiary (in excess of insurance coverage) for more than Two Hundred Fifty Thousand Dollars ($250,000) in any one case or Five Hundred Thousand Dollars ($500,000) in the aggregate.

     SECTION 4.6 FINANCIAL CONDITION. The consolidated balance sheet of Borrower as at September 30, 2001 and the related statements of consolidated income and retained earnings of Borrower for the fiscal year then ended, and the consolidated balance sheet of Borrower as at March 31, 2002 (the "Current Balance Sheet"), and the related statements of consolidated income and retained earnings of Borrower for the two fiscal quarters then ended, copies of which have been furnished to Lender, fairly present the consolidated financial condition of Borrower as at such dates, all determined in accordance with GAAP. Neither Borrower nor any Subsidiary had on such dates any material contingent liabilities for Taxes, unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheet and in the related notes. Since March 31, 2002 there has been no material adverse change in the financial condition, operations, or business of Borrower, or Borrower and its Subsidiaries on a consolidated basis.

     SECTION 4.7 TITLE AND LIENS. Borrower has good and marketable title to each of the properties and assets reflected in the Current Balance Sheet, except such as have been since sold or otherwise disposed of in the ordinary course of business. No assets or revenues of Borrower are subject to any Lien except as required or permitted by this Agreement or specifically disclosed in Schedule 2 attached hereto.

     SECTION 4.8 INTELLECTUAL PROPERTY. Borrower and each Subsidiary own or possesses all Intellectual Property and all licenses, franchises, permits and rights with respect to any Intellectual Property necessary to own and operate its respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted. Except as specifically disclosed in Schedule 3 attached hereto, no claim or litigation regarding any such Intellectual Property or any such license, franchise, permit or other rights with respect thereto is pending (nor to the best of Borrower's knowledge threatened) which if determined adversely to Borrower or any Subsidiary would have a material adverse effect on the business, operations or financial condition of Borrower, or Borrower and its Subsidiaries on a consolidated basis.

     SECTION 4.9 ENVIRONMENTAL LAWS, ETC. Except as specifically disclosed in
Schedule 4 attached hereto, all properties of Borrower and each Subsidiary and their use thereof comply in all material respects with applicable zoning and use restrictions and with applicable laws and regulations relating to health, safety and the environment in all jurisdictions in which Borrower or such Subsidiary is doing business, except such non-compliance which (if enforced in accordance with applicable laws and regulations and determined adversely to Borrower or such Subsidiary) could not, individually or in the aggregate, reasonably be expected to give rise to legal liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold Amount"). Without limiting the foregoing, except as specifically disclosed in Schedule 4 attached hereto, no Hazardous Substances have been generated, manufactured, refined, transferred, stored, treated, transported, handled, managed, discharged or disposed of, whether by Borrower, any Subsidiary or, to the best of Borrower's knowledge after investigation, by any other Person onto, upon, over, beneath or from any real property owned by Borrower or any Subsidiary or other premises owned, leased, operated, used or held at any time by Borrower or any Subsidiary or any of the ground water beneath any such premises (collectively, the "Premises") which in any fashion might result in Borrower, any Subsidiary or Lender incurring or suffering at any time any loss, liability, damages, or obligations including liability for cleanup and recovery costs and expenses which, individually or in the aggregate, could reasonably be expected to exceed the Threshold Amount. Except as specifically disclosed in Schedule 4 attached hereto, there are no underground storage tanks, whether in current use or not, at any of the Premises and to the best of Borrower's knowledge, no such tanks have ever been maintained on the Premises. There are no past or present events, conditions, circumstances, activities, practices, incidents or actions at or in connection with the Premises which could reasonably be expected to interfere with or prevent continued compliance with any laws or regulations pertaining to underground storage tanks or any other laws or regulations relating to the emission, discharge, release or threatened release of Hazardous Substances into the environment or give rise to any legal liability or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation against or affecting Borrower or any Subsidiary under the Environmental Laws that could, individually or in the aggregate, reasonably be expected to give rise to legal liability in excess of the Threshold Amount. Except as specifically disclosed in Schedule 4 attached hereto, there has been no disposal from the Premises by Borrower or any Subsidiary (or to the best of Borrower's knowledge, by any other Person) directly or indirectly of any Hazardous Substances to, on or in any site currently listed or formally proposed to be listed on the National Priorities List under Superfund or any site listed on any priority cleanup list compiled by any state department of ecology or environmental quality. Except as specifically disclosed in Schedule 4 attached hereto, neither Borrower nor any Subsidiary has or will be involved in any operations at or near the Premises, which operations, when conducted in accordance with applicable law, could reasonably be expected to lead to: (a) the imposition of legal liability under Environmental Laws on Borrower, any Subsidiary or any subsequent owner of the Premises in excess of the Threshold Amount or (b) the creation of a Lien on the Premises under Environmental Laws, the creation of which could have an adverse effect upon the perfection or priority of any Lien granted under any of the Security Documents.

     SECTION 4.10 TAXES. Borrower and each Subsidiary have each filed all tax returns and reports required of them, has paid all Taxes which are due and payable and before they have become delinquent, except for Taxes (a) whose amount is not individually or in the aggregate for Borrower or any Subsidiary, as applicable, a Material Amount, or (b) whose amount, applicability or validity is currently being contested in good faith by appropriate proceedings where reserves or other appropriate provisions required by GAAP shall have established therefor. The charges, accruals and reserves on the books of Borrower and each Subsidiary in respect of Taxes for all fiscal periods to date are accurate in all material respects. There are no material questions or disputes between Borrower or any Subsidiary and any Governmental Authority with respect to any Taxes. As used in this Section 4.10, "Material Amount" shall mean for any Person, an amount of Two Hundred Fifty Thousand Dollars ($250,000) or more or an amount otherwise material to the business, operations or financial condition of such Person.

     SECTION 4.11 OTHER AGREEMENTS. Neither Borrower nor any Subsidiary is in breach of or default in any material respect under any material agreement to which it is a party or which is binding on it or any of its assets.

     SECTION 4.12 LABOR MATTERS. Neither Borrower or any Subsidiary is involved in any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would have a material adverse effect on the business, operations or financial condition of Borrower, or Borrower and its Subsidiaries on a consolidated basis.

     SECTION 4.13 FEDERAL RESERVE REGULATIONS. Neither Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will furnish to Lender on request a statement conforming with the requirements of Regulation U.

     SECTION 4.14 ERISA.

     (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of Borrower or affect materially the ability of Borrower to perform the Loan Documents.

     (b) No Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code.

     (c) No Pension Plan or trust has been terminated, except in accordance with the Code, ERISA, and the regulations of the Internal Revenue Service and the PBGC as applicable to solvent plans in which benefits of participants are fully protected. No "reportable event" as defined in Section 4043 of ERISA has occurred for which notice has not been waived or for which alternative notice procedures are permitted.

     (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

     (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code.

     (f) Borrower has no withdrawal liability to any trust created pursuant to a multi-employer pension or benefit plan nor would it be subject to any such withdrawal liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) if it withdrew from any such plan or if its participation therein were otherwise terminated.

     SECTION 4.15 SUBSIDIARIES. As of the date of this Agreement, Schedule 5 attached hereto accurately sets forth each Subsidiary of Borrower, the type of legal entity of each such Subsidiary, its jurisdiction of incorporation or organization, and the ownership and percentage ownership of each such Subsidiary.

     SECTION 4.16 NOT INVESTMENT COMPANY, ETC. Borrower is not now, and after the application by Borrower of the proceeds of any Loan will not be, subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal

Power Act, the Interstate Commerce Act, any state public utilities code or any federal or state statute or regulation limiting its ability to incur Indebtedness.

     SECTION 4.17 REPRESENTATIONS AS A WHOLE. This Agreement, the other Loan Documents, the financial statements referred to in Section 4.6, and all other instruments, documents, certificates and statements furnished to Lender by or on behalf of Borrower, taken as a whole and as of the date given, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has disclosed to Lender in writing any and all facts known to Borrower which have a material adverse effect on the business, operations, properties, financial condition or prospects of Borrower or the ability of Borrower to perform its obligations under the Loan Documents. Without limiting the foregoing, each of the representations and warranties made by Borrower herein and in the other Loan Documents is true and correct in all material respects on and as of the date when made, on and as of the date hereof, and on and as of each date this representation is deemed made hereunder with the same force and effect as if made on and as of such dates.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

     So long as Lender shall have any Commitment hereunder and until payment in full of each Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees to do all of the following unless Lender shall otherwise consent in writing.

     SECTION 5.1 USE OF PROCEEDS. The proceeds of the Loans will be used as follows: (a) the Revolving Loans and the Term Loan will be used solely to repay Indebtedness of Borrower arising under the Existing Credit Agreement and to fund Borrower's working capital needs, and (b) the Reducing Non-Revolving Loans will be used solely for the purposes of redemptions of Series B Preferred Stock and warrants that, by their terms, can be put to Borrower for redemption and to fund Borrower's working capital needs.

     SECTION 5.2 PAYMENT. Borrower will pay the principal of and interest on the Loans in accordance with the terms of this Agreement and the Notes and will pay when due all other amounts payable by Borrower hereunder and under any other Loan Document.

     SECTION 5.3 PRESERVATION OF CORPORATE EXISTENCE, ETC. Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate, limited liability company or partnership existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization and qualify and remain qualified as a foreign corporation, limited liability company or partnership in each jurisdiction where such qualification is necessary or advisable in view of the business and operations of Borrower or such Subsidiary or the ownership of its properties.

     SECTION 5.4 VISITATION RIGHTS. Borrower will permit Lender at any reasonable time, and from time to time, to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and any Subsidiary and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors. Without limiting the generality of the foregoing, Borrower agrees to permit Persons retained by Lender at any reasonable time, and from time to time, conduct field audits of the Collateral to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and any Subsidiary.

     SECTION 5.5 KEEPING OF BOOKS AND RECORDS. Borrower will keep adequate records and books of account in which complete entries will be made, in accordance with GAAP, reflecting all financial transactions of Borrower.

     SECTION 5.6 MAINTENANCE OF PROPERTY, ETC. Borrower will, and will cause each Subsidiary to, maintain and preserve all of its material properties in good working order and condition, ordinary wear and tear excepted, and will from time to time make all needed repairs, renewals, or replacements so that the efficiency of such properties shall be fully maintained and preserved. Borrower will, and will cause each Subsidiary to, not take or fail to take any action, nor permit any action to be taken by others that are subject to Borrower's or such Subsidiary's control which would affect the validity and enforcement of its and their Intellectual Property, or impair the value of such Intellectual Property.

     SECTION 5.7 COMPLIANCE WITH LAWS, ETC. Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, regulations, rules, and orders of Governmental Authorities applicable to Borrower, any Subsidiary or to its operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings, so long as (a) such contest proceedings operate to stay the execution of the enforcement thereof and
(b) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made for the payment of any fines, charges, penalties or other costs in respect thereof in the event the contest is determined adversely to Borrower or such Subsidiary.

     SECTION 5.8 OTHER OBLIGATIONS. Borrower will pay and discharge and will cause each Subsidiary to pay and discharge before the same shall become delinquent all Indebtedness, Taxes, and other obligations for which Borrower or any Subsidiary is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon assets of Borrower or any Subsidiary, except any thereof whose validity, applicability or amount is being contested in good faith by Borrower or such Subsidiary in appropriate proceedings, so long as adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made for the payment thereof in the event the contest is determined adversely to Borrower or such Subsidiary.

     SECTION 5.9 INSURANCE. Borrower will, and will cause each Subsidiary to, keep in force upon all of its and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry and as shall be reasonably satisfactory to Lender. From time to time, on request, Borrower will furnish to Lender certificates of insurance or, at Lender's request, duplicate policies evidencing such coverage.

     SECTION 5.10 BORROWER FINANCIAL INFORMATION. Borrower will deliver to
Lender:

          (a) Annual Audited Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower the consolidated financial statements of Borrower as of the end of such fiscal year, accompanied by an audit report thereon by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender (which report shall be prepared in accordance with GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower and shall contain no disclaimer of opinion or adverse opinion).

          (b) Monthly Unaudited Financial Statements. As soon as available and in any event within thirty (30) days after the end of each month, company prepared consolidated financial statements of Borrower as of the end of such month (including the fiscal year to the end of such month), accompanied by an Officer's Certificate of Borrower certifying that such unaudited financial statements have been prepared in conformity with GAAP (subject to year-end audit adjustments and the absence of footnote disclosures) and, in all material respects, present fairly the consolidated financial position and the results of operations of Borrower as at the end of and for such month (subject to year-end audit adjustments) and identifying any material adverse changes in the financial condition or operations of Borrower that have occurred since the last delivered fiscal year-end report referred to in subsection (a) above.

          (c) Monthly Compliance Certificates. Together with the delivery of the financial statements referred to in subsections (a) and (b) above, an Officer's Certificate of Borrower (i) stating that as of the close of such fiscal year or month, as applicable, no Default or Event of Default had occurred and was continuing, and (ii) demonstrating with calculations in reasonable detail Borrower's compliance as at that date with the provisions of Section 5.15.

          (d) Reports to Stockholders. As soon as available, all reports sent by Borrower to its stockholders generally and all quarterly and annual reports and registration statements filed by Borrower with the Securities and Exchange Commission.

          (e) Other. All other statements, reports and other information as Lender may reasonably request concerning the financial condition and business affairs of Borrower.

     SECTION 5.11 COLLATERAL INFORMATION. Borrower will deliver to Lender the following documents in a form satisfactory to Lender in its reasonable discretion: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; (e) such other reports as to the Collateral as Lender shall request from time to time and (f) an Officer's Certificate of Borrower certifying as to the foregoing.

     SECTION 5.12 NOTIFICATION. Promptly after learning thereof, Borrower shall notify Lender of (a) any action, proceeding, investigation or claim against or affecting Borrower or any

Subsidiary instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge threatened to be instituted, which if determined adversely to Borrower or such Subsidiary would be likely to have a material adverse effect on the business, operations, properties, financial condition or prospects of Borrower, or Borrower and its Subsidiaries on a consolidated basis, or to impair or defeat the Lien of Lender on any Collateral or Borrower's rights therein, or to result in a judgment or order against Borrower or any Subsidiary (in excess of insurance coverage) for more than Fifty Thousand Dollars ($50,000); (b) any substantial dispute between Borrower or any Subsidiary and any Governmental Authority; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower or any Subsidiary; (d) if Borrower or any member of a Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection
(c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such report-able event, a copy of the notice of such reportable event given or required to be given to the PBGC; (e) the occurrence of any Event of Default or Default; and (f) the occurrence of an event which results in a material adverse change in the business, operations, properties, financial condition or prospects of Borrower, or Borrower and its Subsidiaries on a consolidated basis. In the case of the occurrence of an Event of Default or Default or the occurrence of an event which results in a material adverse change in Borrower's consolidated financial condition or operations, Borrower will deliver to Lender an Officer's Certificate specifying the nature thereof, the period of existence thereof, if applicable, and what action Borrower proposes to take with respect thereto.

     SECTION 5.13 PAYMENT OF EXPENSES. Borrower shall, on demand pay to Lender all costs, expenses and fees, including without limitation reasonable attorneys' fees (including allocated costs of in-house counsel), incurred by Lender in connection with the negotiation and preparation of this Agreement and the other Loan Documents and any other document, agreement, opinion or certificate related to the foregoing.

     SECTION 5.14 ADDITIONAL PAYMENTS; ADDITIONAL ACTS. From time to time, Borrower will (a) pay or reimburse Lender on request for all Taxes (other than Taxes imposed on the net income or gross revenues of Lender) imposed on any Loan Document or payment and for all reasonable expenses, including legal fees (including allocated costs of in-house counsel), incurred by Lender in connection with the making or administering of the Loans, (b) pay or reimburse Lender on request for all reasonable expenses incurred by Lender in connection with conducting field audits or inspections of the Collateral; (c) pay or reimburse Lender for all reasonable expenses, including legal fees, incurred by Lender in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement and each other Loan Document (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Loans and during any legal proceeding, including any proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally of the United States or any State thereof; (d) if requested by Lender, obtain and promptly furnish to Lender evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under the Loan Documents and to continue in business as conducted on the date hereof without material interruption or interference; (e) execute and deliver all such instruments and to perform all such other acts as Lender may reasonably request to carry out the transactions contemplated by this Agreement and the other Loan Documents and to maintain the continuous perfection and priority of Lender's Lien on all Collateral. If Borrower shall default in its obligations to reimburse Lender, interest shall accrue on the unpaid amount thereof at a per annum rate equal to five percent (5%) above the Prime Rate (changing as such Prime Rate changes) from the date Lender makes demand therefor until repaid in full by Borrower. The obligations of Borrower under this Section shall survive the payment of the Loans and the termination of this Agreement.

     SECTION 5.15 FINANCIAL COVENANTS.

          (a) Debt to Tangible Net Worth Ratio. Borrower shall maintain as of the end of each month, a ratio of Indebtedness to Tangible Net Worth equal to or less than (i) 3.5 to 1 for the period commencing the date of this Agreement and ending December 31, 2002 and (ii) 3.0 to 1 thereafter.

          (b) NCAO to Debt Service Ratio. Borrower shall maintain as of the end of each month, for the period of three (3) consecutive months then ended, a ratio of NCAO to Debt Service of not less than 1.3 to 1. As used herein, "Debt Service" shall mean, for any Person, for any period, all regularly scheduled principal payments required to be made by such Person during such period on Long-Term Debt.

          (c) Minimum Tangible Net Worth. Borrower shall maintain as of the end of each month, a Tangible Net Worth equal to or greater than the sum of (i) Nine Million Four Hundred Thousand Dollars ($9,400,000) plus (ii) fifty percent (50%) of the cumulative Earnings Before Non-cash Charges (as defined below) of Borrower for all months ended after June 30, 2002, in which Borrower's net income was greater than zero, plus (iii) one hundred percent (100%) of the amount, if any, by which the shareholders' equity of Borrower has increased since June 30, 2002 as a result of the issuance of common stock or any other equity securities or the conversion of debt securities into common stock or any other equity securities after June 30, 2002. As used herein, "Earnings Before Non-cash Charges" shall mean, for any Person, for any period, net income (or net loss), plus (i) the amount of depreciation and amortization expense deducted in determining such net income (or net loss) and (ii) extraordinary non-cash items reducing such net income (or net loss), in each case determined in accordance with GAAP for such period.

          (d) Minimum Net Income. Borrower shall maintain as of the end of each fiscal quarter of Borrower, net income of not less than Zero Dollars ($0) for the fiscal quarter then ended, in each case determined in accordance with GAAP for such period, excluding, to the extent deducted in determining such net income, any write-offs of goodwill during such period.

          (e) Minimum Working Capital. Borrower shall maintain as of the end of each month (i) an excess of current assets over current liabilities equal to or greater than Four Million Five Hundred Thousand Dollars ($4,500,000) and (ii) a ratio of current assets to current liabilities equal to or greater 1.25 to 1, in each case determined in accordance with GAAP as of such date of determination.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

     So long as Lender shall have any Commitment hereunder and until payment in full of each Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees that it will not do any of the following unless Lender shall otherwise consent in writing.

     SECTION 6.1 DIVIDENDS. Borrower shall not, and shall cause each Subsidiary to not declare or pay any dividend (except dividends payable in its capital stock) on any shares of any class of Borrower's or any Subsidiary's capital stock or apply any assets to the purchase, redemption or other retirement of, or set aside any sum for the payment of any dividends on or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of Borrower or any Subsidiary, except (i) dividends and other distribution by any Subsidiary to Borrower or any wholly-owned Subsidiary of Borrower; and (ii) redemptions of Series B Preferred Stock and warrants that, by their terms, can be put to Borrower for redemption not exceed the aggregate sum of Twelve Million Three Hundred Thousand Dollars ($12,300,000).

     SECTION 6.2 LIQUIDATION, MERGER, SALE OF ASSETS. Borrower shall not, and shall cause each Subsidiary to not, merge or liquidate, dissolve or enter into any consolidation, joint venture, partnership or other combination nor sell, lease or dispose of all or any portion of its assets or of any Collateral other than sales of inventory in the ordinary course of business.

     SECTION 6.3 INDEBTEDNESS. Borrower shall not, and shall cause each Subsidiary to not create, incur or become liable for any Indebtedness except:
(a) the Loans; (b) existing Indebtedness reflected on the Current Balance Sheet or specifically disclosed in Schedule 6 attached hereto, including any renewal, extension, refinancing in whole or in part or replacement of any such Indebtedness; provided that (i) the maturity date is not earlier than the Indebtedness renewed, extended, refinanced or replaced, and (ii) the principal amount thereof is not increased; (c) current accounts payable or accrued expenses incurred by Borrower or such Subsidiary in the ordinary course of business; (d) Indebtedness for obligations under Capital Leases and Indebtedness secured by Purchase Money Liens not to exceed the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) at any time outstanding; (e) Indebtedness permitted under Section 6.4; (f) Indebtedness of Key Technology BV arising under the BV Credit Facility not to exceed the aggregate principal amount of Three Million Four Hundred Thousand Euros (EURO 3,400,0000) at any time outstanding; (g) Indebtedness of Borrower or a Subsidiary with respect to which Borrower or such Subsidiary and the party to whom the Indebtedness is owed have executed and delivered a subordination agreement in favor of Lender in form and substance satisfactory to Lender; (h) inter-company Indebtedness owing by any Subsidiary to Borrower not to exceed the aggregate principal amount of Six Million Dollars ($6,000,000); and (i) other Indebtedness not to exceed the aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding.

     SECTION 6.4 GUARANTIES, ETC. Borrower shall not, and shall cause each Subsidiary to not assume, guaranty, endorse or otherwise become directly or contingently liable for, nor obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other Person, except: (a) by endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business; (b) with respect to customary indemnification obligations incurred in connection title insurance agreements;
(c) guaranty obligations of Borrower with respect to customer deposits received by Borrower or a Subsidiary; provided that (i) the amount of any one guaranty does not exceed the amount of the customer deposit received by Borrower or such Subsidiary in connection with the sale for which such guaranty was made and (ii) the aggregate U.S. Dollar equivalent amount of all such guaranties does not exceed the principal amount of Five Hundred Thousand Dollars ($500,000) at any time outstanding; and (d) other contingent obligations that do not exceed the aggregate sum of One Hundred Thousand Dollars ($100,000) at any time outstanding.

     SECTION 6.5 LIENS. Borrower shall not, and shall cause each Subsidiary to not create, assume or suffer to exist any Lien on any of its assets except: (a) existing Liens reflected on the Current Balance Sheet or specifically disclosed in Schedule 2 attached hereto; (b) Liens in favor of Lender arising pursuant to the Security Documents; (c) Permitted Liens; (d) Liens securing Indebtedness under Capital Leases and Purchase Money Liens securing Indebtedness, in each case permitted under Section 6.3; (e) Liens on the assets and properties of Key Technology BV securing Indebtedness of Key Technology BV permitted under Section 6.3; (f) Liens on the assets and properties of Borrower or a Subsidiary with respect to which the holder of such Lien has executed and delivered a subordination agreement in favor of Lender in form and substance satisfactory to Lender; and (g) additional Liens which do not at any one time secure Indebtedness exceeding the aggregate sum of One Hundred Thousand Dollars ($100,000) outstanding at any time.

     SECTION 6.6 INVESTMENTS. Borrower shall not, and shall cause each Subsidiary to not make any loan or advance to any Person, establish any subsidiaries, or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any Person, except: (a) Cash Equivalents;
(b) inter-company loans made by Borrower to any wholly-owned Subsidiary; provided that (i) the aggregate principal amount of all such loans does not exceed Six Million Dollars ($6,000,000) and (ii) such loans are evidenced by an instrument in which Lender has a first priority security interest, duly perfected by such means as any Lender may deem necessary or advisable; (c) acquisition by Borrower of its Series B Preferred Stock and warrants permitted under Section 6.1 and (d) other loans, advances and investments not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any one time outstanding.

     SECTION 6.7 OPERATIONS. Borrower shall not, and shall cause each Subsidiary to not engage in any activity which is substantially different from or unrelated to the present business activities of Borrower or such Subsidiary nor discontinue any portion of Borrower's or any Subsidiary's present business activities which constitutes a substantial portion thereof.

     SECTION 6.8 ERISA COMPLIANCE. Neither Borrower nor any member of the Controlled Group nor any Plan of any of them will (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived; (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any property of

Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; or (d) violate state or federal securities laws applicable to any Plan.

     SECTION 6.9 ACCOUNTING CHANGE. Borrower shall maintain a fiscal year ending on September 30 and shall not make any significant change in accounting policies or reporting practices other than changes required by GAAP or otherwise required by law.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

     SECTION 7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

          (a) Payment Default. Borrower fails to pay (i) within three (3) Business Days after the same becomes due, any amount of principal of or interest on any Loan, or (ii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

          (b) Breach of Warranty. Any representation or warranty made or deemed made by Borrower under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) Breach of Certain Covenants. Borrower shall have failed to comply with Sections 5.3, 5.7, 5.9, 5.12(e), 5.15, or Article 6 of this Agreement; or

          (d) Breach of Other Covenants. Borrower shall fail to perform or observe any other covenant, obligation or term of this Agreement or any other Loan Document and such failure shall continue unremedied for a period of thirty
(30) days after the earlier of (i) the date upon which written notice thereof shall have been given to Borrower by Lender or (ii) the date upon which a Responsible Officer of Borrower or any Subsidiary knew or reasonably should have known of such failure; or

          (e) Extraordinary Situation. An event shall occur which results in a material adverse change in Borrower's financial condition or operations or an extraordinary situation shall occur which gives Lender reasonable grounds to believe that Borrower may not, or will be unable to, perform or observe in the normal course its obligations under the Loan Documents; or

          (f) Cross-default. Borrower or any Subsidiary shall fail (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness or any interest or premium thereon in excess of Two Hundred Fifty Thousand Dollars ($250,000) and such failure shall continue without waiver after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to the Indebtedness described in clause (i) and required to be performed and such failure shall continue without waiver after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of such Indebtedness, or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (g) Involuntary Bankruptcy, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any other similar relief shall be granted under any applicable federal or state law, which decree or order is not stayed; or (ii) an involuntary case shall be commenced against Borrower or any Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any Subsidiary, and any such event described in this clause (ii) shall continue for ninety (90) days without having been dismissed, bonded, discharged or stayed; or

          (h) Voluntary Bankruptcy, Etc. (i) Borrower or any Subsidiary shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any Subsidiary shall make any assignment for the benefit of creditors; or (ii) Borrower or any Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of members of Borrower or any Subsidiary shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(g); or

          (i) Judgment. A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) not covered by insurance or which defeats the lien of Lender on any Collateral valued at One Hundred Thousand Dollars ($100,000) or Borrower's rights therein shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue without being discharged, vacated, bonded or execution thereon stayed pending appeal for a period of thirty (30) consecutive days; or

          (j) ERISA. Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of Two Hundred Fifty Thousand Dollars ($250,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate Unfunded Vested Liabilities in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans; or

          (k) Change in Ownership or Control. There occurs an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than a stockholder of Borrower as of the date of this Agreement or the spouse or lineal descendant of any such stockholder, (i) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) directly or indirectly, of more than thirty-five percent (35%) in the aggregate of the equity securities of Borrower entitled to vote for members of the board of directors of Borrower or (ii) to the knowledge of Borrower, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) in the aggregate of the equity securities of Borrower entitled to vote for members of the board of directors of Borrower; or

          (l) Condemnation. Such portion of the properties of Borrower as in the reasonable opinion of Lender constitutes a substantial portion thereof shall be condemned, seized or appropriated; or

          (m) Governmental Approvals. Any Government Approval or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by Borrower of its obligations set forth in the Loan Documents shall be revoked, withdrawn or withheld or shall fail to remain in full force and effect unless in the reasonable opinion of Lender, such revocation, withdrawal or withholding would not be likely to have a material adverse affect on the ability of Borrower to perform its obligations under the Loan Documents; or

          (n) Other Government Action. Any act of any Governmental Authority shall, in the reasonable opinion of Lender, deprive Borrower of any substantial right, privilege, or franchise or substantially restrict the exercise thereof which deprivation would, in the reasonable opinion of Lender, be likely to have a material adverse effect on the financial condition or operations of Borrower and such act is not revoked or rescinded within sixty (60) days after it becomes effective or within thirty (30) days after notice from Lender, whichever first occurs; or

          (o) Failure of Security. Any Security Document ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Lender shall not have or shall cease to have a valid and perfected Lien of first priority (other than Liens expressly permitted to be prior to such Lien pursuant to the terms of this Agreement) in the Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding One Hundred Thousand Dollars ($100,000), in each case for any reason other than (i) the agreement of Lender or the payment in full of each Loan, or (ii) an intentional act or omission of Lender or an agent of Lender (acting upon the instruction of Lender) or the failure of Lender to take any action within its exclusive control; or

          (p) Invalidity of Loan Documents. Any other Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than the agreement of Lender or the payment in full of each Loan, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower denies that it has any or further liability or obligation under any other Loan Document, or purports to revoke, terminate or rescind any Loan Document.

     SECTION 7.2 CONSEQUENCES OF DEFAULT. If any of the Events of Default described in Section 7.1(g) or Section 7.1(h) shall occur, the Commitment shall immediately terminate and, if any Loans shall have been made, the principal of and interest on the Loans, and all other sums payable by Borrower under this Agreement and the other Loan Documents shall become immediately due and payable all without protest, presentment, notice or demand, all of which Borrower expressly waives. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, Lender may at its option immediately terminate the Commitment and, if any Loans shall have been made, Lender may at its option declare the principal of and interest on the Loans and all other sums payable by Borrower under this Agreement and the other Loan Documents to be immediately due and payable, whereupon the same shall become immediately due and payable all without protest, presentment, notice, or demand, all of which Borrower expressly waives. The rights and remedies set forth in this Section 7.2 shall be in addition to any and all rights and remedies set forth in the other Loan Documents.

                                    ARTICLE 8
                                  MISCELLANEOUS

     SECTION 8.1 NO WAIVER; REMEDIES CUMULATIVE. No failure by Lender to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default or prejudice the rights of Lender in the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     SECTION 8.2 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington (excluding its conflict of laws rules) except in the case of the Security Documents, where the location of Collateral requires that the creation, validity, perfection, or enforcement of the security interests provided for herein be governed by the laws of the jurisdiction where such Collateral is located.

     SECTION 8.3 CONSENT TO JURISDICTION. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of Walla Walla, Walla Walla County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement or any other Loan Document and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. No provision of this Section 8.3 shall impair the right of Lender or the holder of any Note to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction, and Borrower irrevocably submits to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which

Borrower is incorporated or sitting in any place where property or an office of Borrower is located.

     SECTION 8.4 WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND AGREE THAT (A) ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY AND (B) ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY.

     SECTION 8.5 NOTICES. All notices and other communications provided for in the Loan Documents shall be in writing or (unless otherwise specified) and shall be mailed (with first class postage prepaid) or sent or delivered to each party by facsimile or courier service at the address or facsimile number set forth below, or at such other address as shall be designated by such party in a written notice to the other parties.

     If to Lender:          Banner Bank
                            1 East Alder Avenue
                            Walla Walla, WA  99362
                            Attn: Matt Tucker
                                   Senior Vice President
                            Facsimile: (509) 526-8735

     If to Borrower:        Key Technology, Inc.
                            150 Avery Street
                            Walla Walla, WA  99362
                            Attn: Thomas C. Madsen
                                   Chairman and CEO
                            Facsimile: (509) 522-3378

     With a copy to: Tonkon Torp LLP
     (notices in respect    1600 Pioneer Tower
     Article 7 only)        888 SW Fifth Avenue
                            Portland, OR 97204
                            Attn: Ronald L. Greenman
                            Facsimile: (503) 972-3706

     Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized courier service, if duly given, shall be effective one Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt. Lender shall not incur any liability to Borrower for actions taken in reliance on any telephonic or electronic mail notice referred to in this Agreement which Lender believes in good faith to have been given by a Responsible Officer or other Person authorized to borrow or give such telephonic notice hereunder on behalf of Borrower.

     SECTION 8.6 BORROWER'S INDEMNITY. Whether or not the transactions contemplated hereby shall be consummated, Borrower shall pay, indemnify and hold Lender and its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorney's fees, which may include, without duplication, the allocated charges of internal legal counsel) of any kind or nature whatsoever with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to this Agreement or any other Loan Document or any actual or proposed use of proceeds of the Loans made hereunder, whether or not any Indemnified Person is a party thereto (all of the foregoing, collectively the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the willful misconduct or gross negligence of such Indemnified Person. All amounts owing under this Section 8.6 shall be paid promptly upon demand. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person in respect of any Indemnified Liabilities using legal counsel reasonably satisfactory to such Indemnified Person at the sole cost and expense of Borrower.

     SECTION 8.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, except that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of Lender, and any such assignment or transfer purported to be made without such consent shall be ineffective. Lender may at any time assign or otherwise transfer part of its interest under this Agreement and other Loan Documents (including assignments for security and sales of participations), and to the extent of any such assignment, the assignee shall have the same rights and benefits against Borrower and otherwise under this Agreement (including the right of setoff) as if such assignee were Lender.

     SECTION 8.8 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforce-ability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     SECTION 8.9 SURVIVAL. The representations, warranties and indemnities of Borrower in favor of Lender shall survive indefinitely and, without limiting the foregoing, shall survive the execution and delivery of the Loan Documents, the making of any Loans, the expiration of the Commitment and the repayment of all amounts due under the Loan Documents.

     SECTION 8.10 EXECUTED IN COUNTERPARTS. This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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

     SECTION 8.11 CONDITIONS NOT FULFILLED. If the Commitment is not borrowed owing to nonfulfillment of any condition precedent specified in Article 3, neither party hereto shall be responsible to any other party for any damage or loss by reason thereof, except that Borrower shall be in any event liable to pay the fees, Taxes, and expenses for which it is obligated hereunder.

     SECTION 8.12 ENTIRE AGREEMENT; AMENDMENT, ETC. This Agreement and the other Loan Documents to which Borrower is a party comprise the entire agreement of the parties hereto and may not be amended or modified except by written agreement of Borrower and Lender. No provision of this Agreement or any other Loan Document may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     SECTION 8.13 CONSTRUCTION. In the event of any conflict between the terms, conditions and provisions of this Agreement and those of any other Loan Document, the terms, conditions and provisions of this Agreement shall control.

     SECTION 8.14 ORAL AGREEMENTS NOT ENFORCEABLE.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

     BORROWER:                              KEY TECHNOLOGY, INC., an Oregon
                                            corporation


                                            By  /s/ Ted R. Sharp
                                                --------------------------------
                                            Its  C.F.O.
                                                --------------------------------


     LENDER:                                BANNER BANK, a Washington banking
                                            corporation


                                            By  /s/ Matt Tucker
                                                --------------------------------
                                            Its  Senior Vice President
                                                --------------------------------

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